NewDominion
Banking Handcrafted.

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 23, 2018.

Vote by Internet
- Go to **www.investorvote.com/EWDO**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by Telephone
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

By Mail
- Vote, sign and date the proxy card and return it to:
  PROXY SERVICES
  C/O COMPUTERSHARE INVESTOR SERVICES
  PO BOX 505008 LOUISVILLE KY 40233-9814

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Revocable Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A **Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.**

	For	Against	Abstain
1. **Merger Proposal:** A proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of January 22, 2018, by and among Park National Corporation, The Park National Bank and NewDominion Bank (the "Merger Agreement") pursuant to which NewDominion will merge with and into The Park National Bank.	☐	☐	☐
2. **Adjournment Proposal:** A proposal to authorize management to adjourn the special meeting to permit further solicitation in the event that an insufficient number of shares are present in person or by proxy to approve the Merger Agreement and the transactions it contemplates.	☐	☐	☐

B **Non-Voting Items**

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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02TEWD

. Special Meeting of Shareholders May 23, 2018, 10:00 A.M. Revocable Proxy Solicited by Board of Directors The undersigned hereby appoints Charles T. Hodges and Dr. Jack M. Cathey, or any of them, as proxies, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of NewDominion Bank to be held at 10:00 a.m., local time, on May 23, 2018 at the offices of NewDominion Bank, 1111 Metropolitan Avenue, Suite 500, Charlotte, North Carolina 28204 or at any postponement or adjournment thereof. Shares represented by this proxy, when properly executed, will be voted as directed by the shareholder(s) on the reverse side. If no such directions are indicated, this proxy will be voted FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. Please provide your instructions to vote by telephone or the Internet or complete, date, sign and mail this proxy card in the enclosed postage paid envelope. (Items to be voted on appear on reverse side.) Proxy — NewDominion Bank q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q